Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of BankGuam Holding Company (the “Company”) on Form S-8 (File No. 333-182615, effective July 11, 2012) of our report dated March 17, 2014 with respect to the consolidated financial statements as of December 31, 2013 and 2012 and for the three years ended December 31, 2013 of the Company appearing in this Annual Report on Form 10-K.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

March 17, 2014